UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2006

Independence Tax Credit Plus L.P. IV

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-17015	13-3809869
(Commission File Number)	(IRS Employer Identification No.)

625 Madison Avenue
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 317-5700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 18, 2006, Independence Tax Credit Plus L.P. IV (“Independence IV”) issued a press release announcing that it recently became aware of a tender offer by Peachtree Partners, Ira Gaines and Barry Zemel (collectively, the “Offerors”) to purchase Independence IV’s outstanding limited partnership units. The Offerors seek to purchase up to 4.9% of Independence IV’s outstanding units (including the units that they currently own) at a price of $60 per unit, less certain reductions to that purchase price (including an “administrative fee” of $150 per selling investor) as described in the Offerors’ written tender offer materials dated November 22, 2006. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

This Current Report on Form 8-K and the press release attached as an exhibit hereto contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and also include a cautionary statement identifying important factors that could cause actual results to differ materially from those anticipated.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits
99.1	Press Release issued December 18, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE TAX CREDIT PLUS L.P. IV

By:	Related Independence L.L.C.,
General Partner

Date: December 18, 2006	By:	/s/ Alan P. Hirmes
Alan P. Hirmes

President and Member (Chief
Executive Officer and Chief
Financial Officer)